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                                                                    EXHIBIT 10.8

                           SHABANG! MERCHANT SERVICE AGREEMENT

1.0  ACKNOWLEDGMENT AND ACCEPTANCE OF SERVICE AGREEMENT

The Shabang! Shopping Service ("Shabang!"), owned and operated by Shabang!, Inc. ("Shabang!") is provided to you ("you" or "Merchant") under the terms and conditions of this Shabang! Merchant Service Agreement and any amendments thereto and any operating rules or policies (collectively, the "SMSA" or "Agreement"). Shabang! reserves the right, in its sole discretion, to change, modify, add or remove all or part of the SMSA at any time. Merchant will receive notice of such changes and/or modifications pursuant to Section 14 regarding notices.

1.1 By accepting the terms and conditions of the SMSA, Merchant (a) represents and warrants that he or she is 18 years old or older; (b) agrees to provide true, accurate, current and complete information about Merchant as prompted by the Merchant Application, and (c) agrees to maintain and update this information to keep it true, accurate, current and complete. If any information provided by Merchant is untrue, inaccurate, not current or incomplete, Shabang! has the right to terminate Merchant's account and refuse any and all current or future use of the Service.

1.2 By completing the merchant application, you agree to be bound by the SMSA. Nothing in this agreement obligates Shabang! or the Service to list, link to, accept or otherwise host any merchant anywhere on the Shabang! site. If these terms and conditions or any future changes are unacceptable to you, you may cancel your account pursuant to Section 7.1 regarding termination of service.

2.0  DESCRIPTION OF SHABANG! SERVICE

Shabang! hosts an online shopping service on the World Wide Web and provides merchants with access to its Shabang! Store Software ("Software") to facilitate the maintenance of Stores for the sale of goods and services and the listing of such Stores in the Shabang! Store Listings located at Shabang.net.

3.0  MERCHANT'S OBLIGATIONS

3.1 Merchant acknowledges and agrees that it shall be responsible for the timely processing of orders for goods and services offered by Merchant and shall communicate with buyer via e-mail within 24 hours stating order acknowledgement, anticipated shipping date, anticipated arrival date, and contact information for questions.

3.2 Merchant acknowledges and agrees that it shall maintain the confidentiality of the consumer's personal information supplied by Shabang! for the processing of orders and shall not use the consumer's personal information for any purpose other than processing the order without the consent of the consumer, including selling of personal information to third parties.

3.3 Merchant acknowledges and agrees that it shall be responsible for all goods and services offered at Merchant's Store, all materials used or displayed at the Store, and all acts or omissions that occur at the Store or in connection with Merchant's account or password. Certain Stores may be subject to additional requirements.

3.3.1 Merchant agrees to display in the Store Merchant's contact information, including but not limited to Merchant's company name, address, telephone number, fax number and e-mail address. Merchant also agrees to update such information to keep it true, accurate, current and complete.

3.3.2 Merchant represents and warrants that it has full power and authority under all relevant laws and regulations:

- to offer and sell the goods and services offered at the Store, including but not limited to holding all necessary licenses from all necessary jurisdictions to engage in the advertising and sale of the goods or services offered at the Store.

-      to copy and display the materials used or displayed at the Store, and,

- to provide for credit card payment and delivery of goods or services as specified at the Store.

3.3.3 Merchant represents and warrants that it will not engage in any activities:

- that constitute or encourage a violation of any applicable law or regulation, including but not limited to the sale of illegal goods or the violation of export control or obscenity laws;

- that defame, impersonate or invade the privacy of any third party or entity;

- that infringe the rights of any third party, including but not limited to the intellectual property, business, contractual, or fiduciary rights of others; and,

- that are in any way connected with the transmission of "junk mail" "spam" or the unsolicited mass distribution of e-mail, or with any unethical marketing practices.

3.4 Shabang! reserves the right to refuse to host or continue to host any Store which it believes, in its sole discretion: (1) offers for sale goods or services, or uses or displays materials, that are illegal, obscene, vulgar, offensive, dangerous, or are otherwise inappropriate including tobacco products, firearms and weapons of war; (2) received a significant number of complaints for failing to be reasonably accessible to customers or timely fulfill customer orders; (3) has become the subject of a government complaint or investigation; or (4) has violated or threatens to violate the letter or spirit of the SMSA.

4.0  PROPRIETARY RIGHTS

4.1 Software License. Shabang! hereby grants Merchant a non-exclusive, non-transferable license to use the Software in object code form only on a server controlled by Shabang! for the sole purpose of maintaining Stores on such server. Merchant is not being granted any right to copy the Software or to use it on computers other than a server controlled by Shabang!. Merchant acknowledges and agrees that the Software is intended for access and use by means of web browsing software, and that Shabang! does not commit to support any particular browsing platform. Shabang! reserves the right at any time to revise and modify the Software, release subsequent versions thereof and to alter features, specifications, capabilities, functions, and other characteristics of the Software, without notice to Merchant. If any revision or modification to the Software materially changes Merchant's ability to conduct business, Merchant's sole remedy is to terminate the SMSA pursuant to
Section 7.1 regarding termination of service.

4.2 Shabang! Intellectual Property. Merchant acknowledges and agrees that content available from Shabang! or the Service, including but not limited to text, software, music, sound, logos, trademarks, service marks, photographs, graphics, or video, is protected by copyright, trademark, patent, or other proprietary rights and laws, and may not be used in any manner other than as specified in Section 4.1 above.

4.3 Merchant's Property. Merchant agrees that by using the Service, Merchant grants Shabang!, and its successors and assigns, a non-exclusive, worldwide, royalty-free, perpetual, non-revocable license under Merchant's copyrights or other intellectual property rights, if any, in such material to use, distribute, display, reproduce, and create derivative works from such material in any and all media, for purposes of promoting Shabang! or Shabang! Stores generally or Merchant's Store in particular. Merchant also grants Shabang! the right to maintain such content on Shabang!'s servers during the term of the SMSA and to authorize the downloading and printing of such material, or any portion thereof, by end-users for their personal use.

4.4 Unauthorized Access. Merchant shall not attempt to gain unauthorized access to any servers controlled by Shabang!

5.0  FEES

5.1 Merchant shall pay Shabang! in advance a monthly fee as set forth in the Shabang! Store fee schedule. All such fees are payable in U.S. dollars to Shabang! and shall be charged on the anniversary date of each month from the date Shabang! lists the Store in the Shabang! Store Listings. Shabang! may also, upon 30 days prior notice to Merchant, alter its fee schedules and terms of the SMSA.

5.2 Merchant acknowledges and agrees that a separate setup fee may be charged by a Shabang! Technical Service Provider ("TSP") to initially setup the merchant's product information and pictures. The TSP may also provide additional e-commence services as needed and commissioned by the merchant.

5.3 Merchant hereby authorizes Shabang! to initiate credit and debit entries for payments and appropriate adjustments to the bank account at the depository specified on the Merchant Application. This authorization is to remain in force until Shabang! has received written notification from the Merchant of its termination in such time and in such manner as to afford Shabang! and the depository reasonable opportunity to act upon it.

6.0  TERMS

6.1 Term. The term of the SMSA shall begin on the date Shabang! lists the Store in the Shabang! Store Listings and continue for the indicated duration. The term shall automatically renew for successive durations at renewal rates applicable at the time, unless notice of non-renewal is provided in accordance with Section 6.2, below; provided, however, that to qualify for each renewal Merchant must at the time of renewal be in substantial compliance with the material terms and conditions of the SMSA. Shabang! shall have the right, but not the obligation, to review any Store for compliance with the SMSA as part of the renewal process, or at any time.

6.2 Non-Renewal. Either party, in its sole and absolute discretion, may give notice of nonrenewal with or without cause and without stating any reason therefor. Any notice of nonrenewal must be given at least thirty (30) days prior to the end of the term then in effect and in the manner described in
Section 14 regarding notice.

7.0  TERMINATION

7.1 Termination. Either party may terminate the SMSA on thirty (30) days notice if the other party has materially breached or is otherwise not in compliance with any provision of the SMSA, and such breach or noncompliance is not cured within such thirty (30) day period. Shabang! reserves the right to immediately suspend any customer access to the Store until such breach or noncompliance is cured.

7.2 Early Termination. Any refund or balance due will be adjusted to reflect the actual duration of the service according to the original fee schedule.

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7.3  Termination for illegal or Other Activity. Notwithstanding the foregoing,
Shabang! may, but has no duty to, immediately terminate Merchant and remove it from Shabang! servers if Shabang! in its sole discretion concludes that Merchant is engaged in illegal activities or the sales of illegal or harmful goods or services, or is engaged in activities or sales that may damage the rights of Shabang! or others. Any termination under this Section 7.2 shall take effect immediately and Merchant expressly agrees that it shall not have any opportunity to cure.

7.4 Waiver. Merchant expressly waives any statutory or other legal protection in conflict with the provisions of this Section 7.

7.5 Deletion of Information. Upon termination, Shabang! reserves the right to delete from its servers any and all information contained in Merchant's account, including but not limited to store information, order processing information, and any product information.

7.6 The provisions of Section 4 (Proprietary Rights). Section 10 (Indemnity), and Section 11 (Disclaimer of Warranties and Liabilities) of this Agreement shall survive any termination of the Agreement.

8.0  MERCHANT PRIVACY

8.1 Merchant Information. Shabang! maintains information about Merchant and the Store on Shabang! servers, including but not limited to Merchant's account registration information, Merchant's customer order information and sales information. Merchant agrees that Shabang! may use Merchant Information in aggregate form for marketing or other promotional purposes.

8.1.1 Merchant agrees that Shabang! may disclose Merchant Information in the good faith belief that such action is reasonably necessary: (a) to comply with the law; (b) to comply with legal process; (c) to enforce the SMSA; (d) to respond to claims that the Merchant or Store is engaged in activities that violate the rights of third parties; or (e) to protect the rights or interests of Shabang!, Shabang! Store or others; provided, however, that nothing in this section shall impose a duty on Shabang! to make any such disclosures.

8.2 Password. Merchant shall receive a password from Shabang! to provide access to and use the Software and Online Store Services. Merchant is entirely responsible for any and all activities which occur under Merchant's account and password. Merchant agrees to keep its password confidential, to allow no other unauthorized person or company to use its account, and to notify Shabang! promptly if Merchant has any reason to believe that the security of its account has been compromised.

8.3 Technical Access. Merchant acknowledges and agrees that technical processing of Merchant Information is and may be required: (a) for the Service to function; (b) to conform to the technical requirements of connecting networks; (c) to conform to the technical requirements of the Service; or (d) to conform to other, similar technical requirements. Merchant also acknowledges and agrees that Shabang! may access Merchant's account and its contents as necessary to identify or resolve technical problems or respond to complaints about the Service.

9.0  MAINTENANCE AND SUPPORT

9.1 Merchant can obtain assistance with any technical difficulty that may arise in connection with Merchant's utilization of the Software or Online Store Services by requesting assistance at store-help@shabang.net. Shabang! reserves the right to establish limitations on the extent of such support, and the hours at which it is available.

9.2 Merchant is responsible for obtaining and maintaining all telephone, computer hardware and other equipment needed for its access to and use of the Software and Online Store Services and Merchant shall be responsible for all charges related thereto.

10.0  INDEMNITY

Merchant agrees to indemnify and hold harmless Shabang!, and its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents, from any claim or demand, including reasonable attorneys fees, made by any third party due to or arising out of Merchant's conduct. Merchant's use of the Service, the goods or services offered at Merchant's Store, any alleged violation of the SMSA, or any alleged violation of any rights of another, including but not limited to Merchant's use of any content, trademarks, services marks, trade names, copyrighted or patented material, or other intellectual property used in connection with Merchant's Store. Shabang! reserves the right at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by Merchant, but doing so shall not excuse Merchant's indemnity obligations.

11.0  DISCLAIMER OF WARRANTIES AND LIABILITIES

The service and software are provided on an "as is" and "as available" basis without warranties of any kind, either express or implied, including but not limited to warranties of merchantability, fitness for a particular purpose or non-infringement. Neither this agreement or any documentation furnished under it is intended to express or imply any warranty that the online store services will be uninterrupted, timely or error-free or that the software will provide uninterrupted, timely or error free service.

Merchant acknowledges and agrees that any material and/or data downloaded or otherwise obtained through the use of the service is done at its own discretion and risk and that merchant will be solely responsible for any damages to its computer system or loss of data that results from the download of such material and/or data.

Shabang!. And its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents, shall not be liable, under any circumstances or legal theories whatsoever, for any loss of business, profits or goodwill, loss of use or data, interruption of business, or for any indirect, special, incidental or consequential damages of any character, even if Shabang! is aware of the risk of such damages, that result in any way from merchant's use or inability to use the online store services or the software, or that result from errors, defects, omissions, delays in operation or transmission, or any other failure of performance of the online store services or the software. Shabang!'s liability to merchant shall not, for any reason, exceed the aggregate payments actually made by merchant to Shabang! over the course of the existing term.

Some jurisdictions do not allow the exclusion of certain warranties or liabilities, so some of the above exclusions may not apply to you.

12.0  NO RESALE OR ASSIGNMENT OF SERVICE

Merchant agrees not to resell or assign or otherwise transfer its rights or obligations under the SMSA without the express written authorization of Shabang!

13.0  FORCE MAJEURE

Neither party shall be liable to the other for any delay or failure in performance under the SMSA resulting directly or indirectly from acts of nature or causes beyond its reasonable control.

14.0  NOTICES

Any notices or communications under the SMSA shall be by electronic mail or in writing and shall be deemed delivered upon receipt to the party to whom such communication is directed, at the addresses specified below. If to Shanbang!, such replies shall be addressed to store-notice@shabang.net or 1301 Arapaho Rd., Richardson, Texas 75081, USA. If to Merchant, such notices shall be addressed to the electronic or mailing address specified when Merchant opens an account with Shabang!, or such other address as either party may give the other by notice as provided above.

15.0  ENTIRE AGREEMENT

The SMSA constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, writings and all other communications between the parties.

16.0  GENERAL

The SMSA and the relationship between Merchant and Shabang! shall be governed by the laws of the state of Texas without regard to its conflict of law provisions. Merchant and Shabang! agree to submit to the personal and exclusive jurisdiction of the District Court of Dallas County, Texas or the United States Federal District Court for Northern District of Texas, Dallas Division. Shabang's failure to exercise or enforce any right or provision of the SMSA shall not constitute a waiver of such right or provision. If any provision of the SMSA is found by a court of competent jurisdiction to be invalid, the parties nevertheless agree that the court should endeavor to give effect to the parties intentions as reflected in the provision, and agree that the other provisions of the SMSA remain in full force and effect. Merchant agrees that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Service or the SMSA must be filed within one (1) year after such claim or cause of action arose, or be forever barred.

The section titles in the SMSA are for convenience only and have no legal or contractual effect.

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My signature indicates that I have read and accepted all the terms and conditions regarding privileges and obligations as outlined on this agreement. I have completed and submitted a Merchant Application to Shabang!. All signatures to this application must be affirmed personally. Merchant must be of legal age in his/her state of residence.

Printed Name  D. W. WHITWORTH         Store Name   Pitt's & Spitt's
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Signature    /s/ D. W. Whitworth       Date    12-9-98
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